Exhibit 16

[Letter head of Deloitte & Touche LLP]

March 27, 2007

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549-7561

Dear Sirs/Madams:

We have read Item 4.01 of Continental Materials Corporation Employees Profit Sharing Retirement Plan’s Form 8-K dated March 26, 2007, and we agree with the statements made therein.

Yours truly,

/s/ Deloitte & Touche LLP